Exhibit 10.29

AMENDMENT TO SUB-LEASE

THIS AGREEMENT, made effective as of the 1st day of August, 2010 by and between BankFIRST, a Florida banking corporation (“BankFIRST”) and COMMERCIAL BUSINESS FINANCE CORP., a Florida corporation (“CBF”).

R E C I T A L S:

A.	BankFIRST and CBF entered into that certain Sub-Lease Agreement dated December 31, 2006; and

B.	MORSE BOULEVARD DEVELOPMENT ASSOCIATES, LLC, a Florida limited liability company, successor in interest to Morse Boulevard Development Associates, a Florida general partnership, as Landlord, and BANKFIRST, a Florida banking corporation , as Tenant, have amended and restated the underlying master lease as of August 1, 2010 (“Master Lease”); and

C.	BankFIRST and CBF desire to amend the Sub-Lease to incorporate certain provisions of the Master Lease that are applicable to CBF in the manner hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The foregoing recitals are true and correct and are incorporated herein verbatim.

2. The Basic Rental for Suite140 consisting of 1,511 square feet from August 1, 2010 through lease termination shall be as follows:

Time Period	Rent per Square Foot	Annual Rent *	Monthly Rent *
8/1/2010 to 7/31/2011	$26.00	$39,286.00	$3,273.83
8/1/2011 to 7/31/2012	$26.78	$40,464.58	$3,372.05
8/1/2012 to 7/31/2013	$27.58	$41,673.38	$3,472.78
8/1/2013 to 7/31/2014	$28.41	$42,927.51	$3,577.29
8/1/2014 to 7/31/2015	$29.26	$44,211.86	$3,684.32
8/1/2015 to 7/31/2016	$30.14	$45,541.54	$3,795.13
8/1/2016 to 7/31/2017	$31.04	$46,901.44	$3,908.45
8/1/2017 to 7/31/2018	$31.97	$48,306.67	$4,025.56
8/1/2018 to 7/31/2019	$32.93	$49,757.23	$4,146.44
8/1/2019 to 7/31/2020	$33.92	$51,253.12	$4,271.09

*	Exclusive of Florida sales or use tax which shall be payable by Tenant in addition to the Basic Rental amounts. Annual increases in the above schedule are based on a 3% per year escalator.

3. The Master Lease provides that Common Area Maintenance charges shall be subject to increase using 2012 as the new “base year” for such computation. CBF shall pay its pro-rata share of such CAM changes, plus applicable Florida sales or use tax, in proportion to area of the Building occupied by CBF to the total area occupied by BankFIRST in the Building which is currently 8.33% (1,511/18,135).

4. The Expiration Date is amended such that this Sub-Lease shall expire on July 31, 2020 unless earlier terminated pursuant to terms and conditions of the Sub-Lease.

5. Except as otherwise herein provided, the said Sub-Lease executed on the              day of December, 2006, is hereby ratified, confirmed, re-executed and republished in its entirety.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Sub-Lease as of the 1st day of August, 2010.

WITNESS:

BANKFIRST, a Florida banking corporation

	By:	/s/Thomas P. Abelmann
Thomas P. Abelmann
Sr. Executive Vice President, COO & CFO

WITNESS:	COMMERCIAL BUSINESS FINANCE CORP.,
a Florida corporation

	By:	/s/ David G. Pape
David G. Pape
President and CEO